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                                                                    EXHIBIT 99.8

                          NOMINEE HOLDER CERTIFICATION

                                   COSI, INC.
                                RIGHTS OFFERING
                    UP TO 19,166,946 SHARES OF COMMON STOCK

     THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS OF THE COMMON STOCK OF COSI, INC. ("COMMON STOCK") TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE WITH RESPECT TO RIGHTS AS TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED. THE EXERCISE OF THE OVER-SUBSCRIPTION PRIVILEGE MUST BE EFFECTED BY THE DELIVERY OF THE RIGHTS CERTIFICATE AND COMPLIANCE WITH OTHER APPLICABLE TERMS AND CONDITIONS OF THE RIGHTS OFFERING.

     THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
PROSPECTUS OF COSI, INC. DATED NOVEMBER   , 2003 (THE "PROSPECTUS") AND ARE
INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST CORPORATION.

     THIS NOMINEE HOLDER CERTIFICATION IS VOID UNLESS RECEIVED BY AMERICAN STOCK TRANSFER & TRUST CORPORATION WITH PAYMENT IN FULL PRIOR TO 5:00 P.M., EASTERN STANDARD TIME, ON DECEMBER 19, 2003, UNLESS SUCH EXPIRATION DATE IS EXTENDED BY COSI, INC. IN ITS SOLE DISCRETION.

     1. The undersigned hereby certifies to Cosi, Inc. and American Stock Transfer & Trust Corporation, as the subscription agent, that it is a broker, dealer, commercial bank, trust company, or other nominee that held Common Stock on November 24, 2003 for the account of one or more beneficial owners. The undersigned also certifies that, on behalf of one or more of such persons, it has either (i) exercised the basic subscription privilege with respect to its rights (each term as described in the Prospectus) and delivered the rights certificate evidencing such exercised rights to American Stock Transfer & Trust Corporation or (ii) delivered to American Stock Transfer & Trust Corporation the notice of guaranteed delivery described in the Prospectus with respect to the exercise of the basic subscription privilege and will timely deliver the rights certificate called for in the notice of guaranteed delivery to American Stock Transfer & Trust Corporation.

     2. The undersigned hereby exercises the over-subscription privilege described in the Prospectus to purchase, to the extent available and subject to limitation and proration upon the terms and conditions described in the Prospectus, shares of Common Stock with a value equal to an aggregate of
$       , and certifies to Cosi, Inc. and American Stock Transfer & Trust
Corporation that the over-subscription privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all basic subscription privileges under the rights have been exercised in full in accordance with the procedures for exercise described in the Prospectus.

     3. The undersigned understands that payment of the subscription price subscribed for pursuant to the basic subscription privilege and over-subscription privilege must be received by American Stock Transfer & Trust Corporation before 5:00 p.m., Eastern Standard Time, on December 19, 2003, unless such expiration date is extended by Cosi, Inc. in its sole discretion,
and represents that such payment, in the aggregate amount of $          , is
being delivered to American Stock Transfer & Trust Corporation, or previously has been delivered to American Stock Transfer & Trust Corporation, in the following manner (check appropriate line):

     ______ wire transfer;

     ______ certified or cashier's check drawn on a U.S. bank;

     ______ U.S. postal or express money order; or

     ______ personal check drawn on a U.S. bank.
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     4.  The undersigned understands that, (i) in the event it is not allocated the full amount of shares under the over-subscription privilege exercise stated in paragraph 2 above, any excess payment will be mailed to it, without interest, by American Stock Transfer & Trust Corporation as provided in the Prospectus, and (ii) if over-subscription requests exceed available shares, the available shares are to be allocated pro rata among the persons for whom the undersigned is exercising over-subscription privileges based on the maximum over-subscription privilege, as described in the prospectus.

Dated:
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Print Name of Nominee Holder

By:
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Print Signer's Name:
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Print Title:
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Contact Name:
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Contact Phone Number:
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